                                                                    EXHIBIT 23.3

                        [ARTHUR ANDERSEN LLP LETTERHEAD]


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated January 25, 2001, (except for matters discussed in Note 14 as to which the date is October 4, 2001) pertaining to Luminent, Inc. as of December 31, 1999 and 2000, and for each of the three years in the period ended December 31, 2000, (and to all reference to our Firm) included in or made a part of this registration statement (Registration No. 333-7118).


/s/ ARTHUR ANDERSEN LLP
-----------------------
Arthur Andersen LLP


Los Angeles, California
January 9, 2002